UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN

CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN DEFENSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0357690
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

230 Duffy Avenue
Hicksville, New York	11801
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

         The description of the securities to be registered hereunder is incorporated herein by reference from Amendment No. 3 to the Registration Statement on Form 10, SEC File No. 000-53092, filed by the registrant on April 22, 2008, as such description is set forth under the caption “Description of Registrant’s Securities to be Registered - Common Stock” beginning on page 63 of such registration statement.

Item 2.  Exhibits.

The following exhibits are filed as part of this report:

Exhibit Numbers	Description of Document

1.	Form of specimen common stock certificate (1)

2.	Amended and Restated Certificate of Incorporation (filed herewith)

3.	Amended and Restated Bylaws (filed herewith)

(1)                                  Incorporated by reference to Exhibit 4.1 to the registrant’s Form 10, filed on February 11, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer

Dated:  May 23, 2008